EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Entity	Jurisdiction
Catalina Acquisition Sub, Inc.	Delaware
CoStar España, S.L.	Spain
CoStar Europe Ltd.	United Kingdom
CoStar Field Research, LLC	Delaware
CoStar Limited	United Kingdom
CoStar Portfolio Strategy, LLC	Delaware
CoStar Realty Information, Inc.	Delaware
CoStar Realty Information Canada Ltd.	Canada
CoStar UK Limited	United Kingdom
Cozy Insurance Services, LLC	Florida
Cozy Services, LLC	Delaware
CSGP Holdings LLC	Delaware
Grecam S.A.S.	France
Homesnap, LLC	Delaware
LJ Research Ltd.	United Kingdom
National Broker Portal, LLC[1]	Delaware
Off Campus Partners, LLC	Delaware
Property and Portfolio Research Ltd.	United Kingdom
STR Australia Pty Ltd.	Australia
STR Benchmarking Indonesia	Indonesia
STR Benchmarking Solutions (Beijing) Co., Ltd	China
STR Columbia SAS	Columbia
STR Germany GmbH	Germany
STR Global Iberica, S.L.	Spain
STR Global Ltd.	United Kingdom
STR Global Singapore Private Limited	Singapore
STR Japan GK	Japan
STR, LLC	Delaware
Ten-X, LLC	Delaware
Ten-X Finance, Inc.	Delaware
Ten-X, Inc.	Connecticut
The Screening Pros, LLC	California
Thomas Daily GmbH	Germany

1 Joint venture owned (i) 50% by Homesnap, LLC, an indirect wholly-owned subsidiary of the Registrant, and (ii) 50% by an unaffiliated third party.